SEVENTH AMENDMENT TO CREDIT AGREEMENT

    THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 9, 2023 (this "Amendment"), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO, collectively, the “Borrowers” and each, individually, a “Borrower”), any other Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

RECITALS

    A.    The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of August 8, 2018 (as amended and as it may be further amended or modified from time to time, the “Credit Agreement”).

    B.    The Borrowers and any other Loan Parties desire to amend the Credit Agreement, and the Lender is willing to do so in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1. WAIVER.

    1.1    Events of Default have occurred under the Loan Documents due to (A) Borrowers failing to timely provide the borrowing base certificates as required by Section (f) of the Reporting Schedule of the Credit Agreement; (B) Borrowers failing to timely provide the monthly financial reports required by Section (c) of the Reporting Schedule of the Credit Agreement for the months ending December 2022, January 2023, and February 2023; and (C) Borrowers failing to maintain a Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the months ending December 2022, January 2023, February 2023 and March 2023 (the foregoing Event of Default that occurred prior to the date hereof, the “Existing Defaults”). The Loan Parties have requested that the Lender waive the Existing Defaults.

    1.2    Pursuant to such request, and subject to the satisfaction of the conditions to the effectiveness of this Amendment specified in Article IV hereof, the Lender hereby waives the Existing Defaults that occurred prior to the date hereof, but are not waiving any Event of Default which may occur after the date hereof (and giving effect to this Amendment).

    1.3    The Loan Parties acknowledge and agree that the waiver contained herein is a limited, specific, and one-time waiver as described above. Such limited waiver shall not modify or waive any other Event of Default or any other term, covenant or agreement contained in the Credit Agreement or in any other Loan Document, and shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lenders now have or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle the Loan Parties to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances.

    ARTICLE 2. AMENDMENTS. Upon fulfillment of the conditions set forth in Article IV hereof, the Credit Agreement shall be amended effective as of the date hereof as follows:

    2.1    Section 2.01 of the Credit Agreement is hereby amended and restated as follows:

2.01    Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the lesser of (x) the Revolving Commitment, less the Availability Block, if applicable, (y) the Borrowing Base and (z) in combination with the Export Revolving Loan under the Export Credit Agreement, $18,000,000 through September 30, 2023 and $19,000,000 thereafter, subject to the Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans

2.2    The definition of “Borrowing Base” in the Borrowing Base Schedule is hereby amended and restated as follows:

“Borrowing Base” means, at any time, the sum of (a) 85% of Eligible Accounts at such time, plus (b) the lesser of (i) 70% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves of $1,500,000 through September 30, 2023 and $2,000,000 thereafter, plus (d) the PP&E Component. The Lender may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

2.3    The first sentence of Section 1 of the Terms Schedule to the Credit Agreement is hereby replaced with the following.

1.    Revolving Commitment (Definitions Schedule): $23,000,000.

2.4    Section 2 of the Terms Schedule to the Credit Agreement is hereby replaced with the following.

2.    Maturity Date (Definitions Schedule):

December 31, 2023, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

    2.3    The following subsection (l) is hereby added to the Reporting Schedule to the Credit Agreement immediately following subsection (k):

(l)    By Wednesday of every other week, a rolling 13 week cash flow forecast in form acceptable to Lender, which must include a projected to actual results comparison for the week then ended and on a cumulative basis from the beginning of the cash flow forecast (the “Rolling 13 Week Cash Forecasts”).

     2.5    Section (B) of the Financial Covenants Schedule to the Credit Agreement is amended and restated as follows:

(B) Intentionally Omitted.
    ARTICLE III. REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:

    3.1    This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    3.2    After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

    3.3    After giving effect to this Amendment, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

    3.4    All certifications, representations and other statements made in each Borrower’s Officer’s Certificate dated as of August 8, 2018 and delivered to Lender are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and all resolutions and other statements referenced therein are in full force and effect, have not been rescinded and authorize the execution, delivery and performance of this Amendment.

    ARTICLE IV. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

    4.1    The Loan Parties and the Lender shall have signed this Amendment.

    4.2    The Lender shall have received a copy of the fully executed Third Amendment to Export Credit Agreement dated as of the date hereof.

    4.3    The Lender shall have received such other documents as disclosed on the closing list provided to the Loan Parties prior to the date hereof.

ARTICLE V.    POST-CLOSING DELIVERABLES AND MILESTONES. The Borrowers shall deliver the following to the Lender (each in form and substance satisfactory to the Lender in its reasonable discretion):

    5.1     By no later than September 19, 2023, one or more proposed term sheets which provide for the refinancing of all of the Obligations, in each case in an amount sufficient to repay the Obligations in full.

    5.2    By no later than September 20, 2023, Confidential Information Memorandum from Houlihan Lokey.

    5.3    By no later than October 8, 2023, a duly executed term sheet, which will provide for the refinancing of all of the Obligations in an amount sufficient to repay the Obligations in full (“Refinancing Term Sheet”).

ARTICLE VI. MISCELLANEOUS.

    6.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, as amended previously and as further amended from time to time.

    6.2    Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

    6.3    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Among other provisions of the Credit Agreement, this Amendment is subject to Sections 8.06, 8.09 and 8.10 of the Credit Agreement.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:___/s/_____________________________________
Name: Tom Kubera
Title: Chief Financial Officer

                        QUALITY ALUMINUM FORGE, LLC

By:___/s/_____________________________________
Name: Tom Kubera
Title: Treasurer

SIFCO Seventh Amendment Signature Page

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:___/s/_____________________________________
Name: Karson Malecky
Title: Authorized Officer

SIFCO Seventh Amendment Signature Page